July 10, 2001

Bulldog Technologies Inc.
128-11180 Coppersmith Place
Richmond, B.C.
V7A 5GS

Attention:	Mr. John Cockburn President & CEO

Dear Mr. Cockburn,

Ref: Export Financing Facility

We are pleased to provide our financing offer associated with your future export sales with the terms and conditions outlined hereunder. We would at the present time expect to be able to provide 100% non-recourse financing:

Importers/Buyers:	Bulldog Technologies Inc. Distributors in the U.S.A.
Exporter:	Bulldog Technologies Inc. ("BTI") Richmond, B.C.
Insurance:

Arranged by i Trade Finance and subject to availability of insurance by EDC with cost to be borne by the Exporter.

Or

Arranged by BTI and subject to availability of insurance by EDC. Documentation to be by way of a Tripartite Agreement between EDC, i Trade Finance and BTI and a Schedule A Form to be provided at time of each shipment.

Recourse:	100% Non-Recourse - Subject to i Trade Finance being satisfied with its due diligence on U.S. Distributors.
Purpose:	To provide financing for the shipment of BTI Container Security System Units.
Currency/Amount:	Up to USD 100,000 per Distributor or as required. Please note that the amount is dependent upon the limit for each Importer, as approved by the EDC.
Purchase Order Confirmation:	To be issued by i Trade Finance on behalf of each customer/importer.
Shipment:	One or more shipments (to be determined).
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Bill Purchase Tenor / Repayment:	Up to a term of 180 days. The number of days will be dependent on the term approved by EDC for each Importer and will be contingent upon the continued availability of EDC Insurance cover.
Availability:	Upon Receipt of each bill of exchange duly accepted by the buyer/importer or as agreed.
Remuneration:
i) Interest rate:	2% p.a. above the Canadian Prime Rate as quoted by HSBC Bank Canada for CAD transactions, or 2% p.a. above the US Bank Rate as quoted by HSBC Bank Canada for USD transactions.
ii) Fees:

a. 0.65 bps flat for each 30 days or part thereof calculated from date of issuance of our Purchase Order Confirmation (guarantee of payment) to the date of final maturity of the relative Bill of Exchange. Minimum fee to be $250.00 per Bill of Exchange

b. Bank collection fees and out of pocket expenses if any will be for the account of BTI

NB: Please advise whether BTI or the US Distributor(s) will pay the interest and fees or split them.

iii) Success Fee:

10,000 Shares of BTI to be provided to i Trade Finance for consideration of one ($1.00) CDN dollar with warrents to be issued by BTI to ITFI for 200,000 shares of Bulldog (equivalent to 2% of the equity assuming 10Million outstanding shares) @ $0.50 for the first 180 days, thereafter exercisable @ $0.75 for the next 180 days, thereafter @ $1.00 for the next 360 days.

Days of grace:	None-each bill will be payable on its maturity date, and will be subject to post maturity interest charges.
Documentation:

i) Accepted Bills of Exchange or Promissory Notes Signed by an Authorized Officer(s) of the buyer/importer.

ii) Purchase Order Confirmation signed by BTI and,

iii) Financing Agreement signed by each of the agreed upon distributors.

iv) Shipping Documentation as required between Importer and Exporter (to be determined).

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Other Conditions:

In order to provide you with our individual offers for each of your importer/distributors, we will require the following:

- Latest reviewed or audited financial statements of potential importers / Distributors

- Copies of any EDC or other related Credit Insurance policies that BTI has

- Credit report and bank reports on potential importers * This will be carried out by i Trade Finance

- Latest reviewed or audited financial statements of BTI

- Copies of Purchase Orders for BTI products from the importer/distributors.

Payment domicile:	HSBC Bank Canada 70 York Street Toronto, Ontario credit account of i Trade Finance.
Underlying transaction:	Export of BTI products to its Importer/Distributor network located in the U.S.A.
Modus Operandi:	i) Exporter will provide shipping documents to i Trade Finance shortly after shipment and i Trade will then draw a Bill of Exchange on each Importer (drawee) for the tenor agreed.
ii) i Trade Finance will dispatch the documents by courier to the bank named by the Importer as their Banker, on a Documents Against Acceptance basis.

iii) Upon receipt of the authenticated advice from the Importer's bank that the Bills have been accepted, i Trade Finance will disburse face amount to BTI net of fees and interest as detailed above, unless paid by the Importer in which case Fees and Interest will be capitalized into the Bill of Exchange.

This financing offer is available for acceptance by BTI until July 30, 2001. Please indicate your acceptance of the foregoing terms and conditions by signing hereunder and returning an original copy to us for our files. We look forward to working with you on the development of your distributor network and BTI's successful penetration of the market for your security systems.

Yours Truly,

Signature: /s/A. Parker Gallant
Name: A. Parker Gallant
Title: President

Signature: /s/Anne C. Aurelius
Name: Anne C. Aurelius
Title: Executive Vice President

Accepted by Bulldog Technologies Inc. this day of July 2001

Signature: /s/J.M. Cockburn
Name: Mr. J. Cockburn
Title: President